                                                                   EXHIBIT 10.23

                         APPLIED VOICE RECOGNITION, INC.

                            SERIES D PREFERRED STOCK

                                   AND WARRANT

                               PURCHASE AGREEMENT



                                _______________

                                DECEMBER 31, 1998

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
1.       Purchase and Sale of Stock.........................................................................      1
         --------------------------
         1.1      Sale and Issuance of Series D Preferred Stock and Common Stock Purchase Warrants..........      1
                  --------------------------------------------------------------------------------
         1.2      First Closing.............................................................................      1
                  -------------
         1.3      Second Closing............................................................................      1
                  --------------
         1.4      Third Closing.............................................................................      2
                  -------------

2.       Representations and Warranties of the Company......................................................      2
         ---------------------------------------------
         2.1      Organization; Good Standing; Qualification................................................      2
                  ------------------------------------------
         2.2      Authorization.............................................................................      3
                  -------------
         2.3      Valid Issuance of Preferred and Common Stock..............................................      3
                  --------------------------------------------
         2.4      Governmental Consents.....................................................................      3
                  ---------------------
         2.5      Capitalization and Voting Rights..........................................................      4
                  --------------------------------
         2.6      Subsidiaries..............................................................................      5
                  ------------
         2.7      Contracts and Other Commitments...........................................................      5
                  -------------------------------
         2.8      Related-Party Transactions................................................................      5
                  --------------------------
         2.9      Registration Rights.......................................................................      5
                  -------------------
         2.10     Permits...................................................................................      5
                  -------
         2.11     Compliance with Other Instruments.........................................................      6
                  ---------------------------------
         2.12     Litigation................................................................................      6
                  ----------
         2.13     Disclosure................................................................................      6
                  ----------
         2.14     Business Plan.............................................................................      6
                  -------------
         2.15     Offering..................................................................................      7
                  --------
         2.16     Title to Property and Assets; Leases......................................................      7
                  ------------------------------------
         2.17     Financial Statements......................................................................      7
                  --------------------
         2.18     Changes...................................................................................      8
                  -------
         2.19     Patents and Trademarks....................................................................      9
                  ----------------------
         2.20     Employees; Employee Compensation..........................................................      9
                  --------------------------------
         2.21     Proprietary Information and Inventions Agreements.........................................     10
                  -------------------------------------------------
         2.22     Tax Returns, Payments, and Elections......................................................     10
                  ------------------------------------
         2.23     Insurance.................................................................................     11
                  ---------
         2.24     Environmental and Safety Laws.............................................................     11
                  -----------------------------
         2.25     Minute Books..............................................................................     11
                  ------------
         2.26     Real Property Holding Corporation.........................................................     11
                  ---------------------------------

3.       Representations and Warranties of the Investors....................................................     11
         -----------------------------------------------
         3.1      Authorization.............................................................................     11
                  -------------
         3.2      Purchase Entirely for Own Account.........................................................     11
                  ---------------------------------
         3.3      Reliance Upon Investors' Representations..................................................     12
                  ----------------------------------------
         3.4      Receipt of Information....................................................................     12
                  ----------------------
         3.5      Investment Experience.....................................................................     12
                  ---------------------
         3.6      Accredited Investor.......................................................................     12
                  -------------------
         3.7      Restricted Securities.....................................................................     14
                  ---------------------

                               TABLE OF CONTENTS
                                   Continued

                                                                                                               PAGE
                                                                                                               ----
         3.8      Legends.................................................................................       14
                  -------
         3.9      Public Sale.............................................................................       14
                  -----------

4.       Conditions of Investor's Obligations at Closing..................................................       15
         -----------------------------------------------
         4.1      Representations and Warranties..........................................................       15
                  ------------------------------
         4.2      Performance.............................................................................       15
                  -----------
         4.3      Compliance Certificate..................................................................       15
                  ----------------------
         4.4      Qualifications..........................................................................       15
                  --------------
         4.5      Proceedings and Documents...............................................................       16
                  -------------------------
         4.6      Bylaws..................................................................................       16
                  ------
         4.7      Board of Directors......................................................................       16
                  ------------------
         4.8      Opinion of Company Counsel..............................................................       16
                  --------------------------
         4.9      Registration Rights Agreement...........................................................       18
                  -----------------------------
         4.10     Co-Sale Agreements......................................................................       18
                  ------------------

5.       Conditions of the Company's Obligations at Closing...............................................       18
         --------------------------------------------------
         5.1      Representations and Warranties..........................................................       18
                  ------------------------------
         5.2      Qualifications..........................................................................       19
                  --------------

6.       Covenants........................................................................................       19
         ---------
         6.1      Common Stock............................................................................       19
                  ------------
         6.2      Nasdaq and AMEX.........................................................................       19
                  ---------------

7.       Miscellaneous....................................................................................       19
         -------------
         7.1      Entire Agreement........................................................................       19
                  ----------------
         7.2      Survival of Warranties..................................................................       19
                  ----------------------
         7.3      Successors and Assigns..................................................................       19
                  ----------------------
         7.4      Governing Law...........................................................................       20
                  -------------
         7.5      Counterparts............................................................................       20
                  ------------
         7.6      Titles and Subtitles....................................................................       20
                  --------------------
         7.7      Notices.................................................................................       20
                  -------
         7.8      Finder's Fees...........................................................................       20
                  -------------
         7.9      Expenses................................................................................       21
                  --------
         7.10     Attorneys Fees..........................................................................       21
                  --------------
         7.11     Amendments and Waivers..................................................................       21
                  ----------------------
         7.12     Severability............................................................................       21
                  ------------
         7.13     Arbitration.............................................................................       21
                  -----------

         SCHEDULE A  Closings Schedule...................................................................Schedule A
         SCHEDULE B  Milestones Required for Third Closing...............................................Schedule B
         SCHEDULE C  Schedule of Exceptions..............................................................Schedule C

         EXHIBIT A  Certificate of Designation of Series D Preferred Stock................................      A-1
         EXHIBIT B  Form of Warrant to be tendered at First Closing.......................................      B-1
         EXHIBIT C  Form of Warrant to be tendered at Second Closing......................................      C-1

                               TABLE OF CONTENTS
                                   Continued

                                                                                                               PAGE
                                                                                                               ----
         EXHIBIT D  Form of Warrant to be tendered at Third Closing.......................................      D-1
         EXHIBIT E  Registration Rights Agreement.........................................................      E-1
         EXHIBIT F  Co-Sale and Tag-Along Rights Agreement................................................      F-1
         EXHIBIT G   Investor's Rights Agreement..........................................................      G-7

APPLIED VOICE RECOGNITION, INC.
SERIES D PREFERRED STOCK
AND WARRANT
PURCHASE AGREEMENT

          THIS SERIES D PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made as of the 31st of December, 1998, by and between Applied Voice Recognition, Inc., a Delaware corporation (the "Company"), and L & H Investment Company N.V., a Belgium Corporation (the "Investor").

          THE PARTIES HEREBY AGREE AS FOLLOWS:

1.        Purchase and Sale of Stock.
          --------------------------

          1.1  Sale and Issuance of Series D Preferred Stock and Common Stock
               --------------------------------------------------------------
Purchase Warrants.
-----------------

               (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the First Closing (as defined below) a Certificate of Designation, Preferences, Rights and Limitations of Series D Preferred Stock in the form attached hereto as Exhibit A (the "Certificate of Designation").

               (b) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at each Closing and the Company agrees to sell and issue to the Investor, at each Closing that number of shares of the Company's Series D Preferred Stock set forth opposite each closing on Schedule A hereto at a price of $1,000.00 per share. The First Closing must occur before or simultaneous with the Second and/or Third Closings; however, the Third Closing, so long as all other requirements are met, may occur either before or after the Second Closing. All three closings are hereafter the "Closings" and all three warrants are the "Warrants."

          1.2  First Closing. The purchase and sale of (a) 2,000 shares of
               -------------
Series D Preferred Stock and (b) a Warrant for the purchase of 1,500,000 shares of the Company's Common Stock shall take place at the offices of Boyar, Simon & Miller, P.C., Houston, Texas, at 11:30 a.m., on December 31, 1998, or at such other time and place as the Company and Investor shall mutually agree, either orally or in writing (which time and place are designated as the "First Closing"). At the First Closing, the Company shall deliver to the Investor (a) a Warrant in the form attached hereto as Exhibit B, and (b) a certificate representing the shares of Series D Preferred Stock that the Investor is purchasing against payment of the purchase price therefor by wire transfer or such other form of payment as shall be mutually agreed upon by the Investor and the Company.

          1.3  Second Closing. The Second Closing shall take place as of the
               --------------
date that the Company and Lernout & Hauspie Speech Product N.V.'s, a Belgium Corporation, ("L&HSP"), amend that certain Value Added Reseller Agreement by and between the Company and L&HSP under which the Company integrates Speech Machine PLC's, a British limited company, services and L&HSP's speech engine into its operations. The Second Closing shall occur on the same day that the Company notifies the Investor that the Second Closing requirement has been met. At the Second Closing, (a) the Company shall execute the aforementioned amendment of the Value Added Reseller Agreement (if it has not already been executed by the Company), and (b) the purchase and sale of (i) 1,000 shares of Series D Preferred Stock, and (ii) a Warrant for the purchase of 500,000 shares of the Company's Common Stock shall take place at the offices of Boyar, Simon & Miller, P.C., Houston, Texas or at such other location as the Company and the Investor shall mutually agree. At the Second Closing, the Company shall deliver to the Investor (a) a Warrant in the form attached hereto as Exhibit C, and (b) a certificate representing the shares of Series D Preferred Stock that the Investor is purchasing against payment, which shall be fully paid within 10 days of the Second Closing, of the purchase price therefor by wire transfer or such other form of payment as shall be mutually agreed upon by the Investor and the Company. The Company shall be permitted to deliver such Warrant and certificate in trust to counsel for Investor; provided, that the terms of such escrow permit counsel to release the Warrant and certificate upon receipt of funding for the Second Closing.

          1.4  Third Closing. The Third Closing shall take place after the
               -------------
Company completes all of the objectives listed in Schedule B hereof. Upon the Company notifying the Investor that the Third Closing requirements have been met (subject to Investor's right to verify such facts), the Investor and the Company shall get a mutually agreeable date, within 10 days of the notice, to execute the Third Closing. At the Third Closing, the purchase and sale of (a) 2,000 shares of Series D Preferred Stock, and (b) a Warrant for the purchase of 500,000 shares of the Company's Common Stock shall take place at the offices of Boyar, Simon & Miller, P.C., Houston, Texas or at such other location as the Company and the Investor shall mutually agree. At the Third Closing, the Company shall deliver to the Investor (a) a Warrant in the form attached hereto as Exhibit D, and (b) a certificate representing the shares of Series D Preferred Stock that the Investor is purchasing against payment of the purchase price therefor by wire transfer or such other form of payment as shall be mutually agreed upon by the Investor and the Company.

     2.   Representations and Warranties of the Company. The Company hereby
          ---------------------------------------------
represents and warrants to the Investor that, except as set forth on a Schedule of Exceptions attached hereto as Schedule C and furnished to the Investor and special counsel for the Investor, specifically identifying the relevant subparagraph(s) hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1  Organization; Good Standing; Qualification. The Company is a
               ------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement, the Registration Rights Agreement (attached hereto as Exhibit E), the Investor's Rights Agreement (attached hereto as Exhibit F), the Co-Sale Agreement (attached hereto as Exhibit G) and any other agreement to which the Company is a party and the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"), to issue and sell the Series D Preferred Stock, the Warrants and the Common Stock issuable upon conversion or exercise thereof, and to carry out the provisions of this Agreement, the Registration Rights

                                      2.

Agreement, the Investor's Rights Agreement, the Certificate of Designation and any Ancillary Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects or financial condition.

          2.2  Authorization. All corporate action on the part of the Company,
               -------------
its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Agreement, the Registration Rights Agreement, the Investor's Rights Agreement and any Ancillary Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closings and the authorization, issuance (or reservation for issuance), sale, and delivery of the Series D Preferred Stock and Warrants being sold hereunder and the Common Stock issuable upon conversion or exercise thereof has been taken or will be taken prior to the Closings, and this Agreement, the Registration Rights Agreement, the Investor's Rights Agreement and any Ancillary Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities law.

          2.3  Valid Issuance of Preferred and Common Stock. The Series D
               --------------------------------------------
Preferred Stock that is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series D Preferred Stock purchased under this Agreement (based on an initial conversion price of $1.50 per share) and upon exercise of the Warrants purchased under this Agreement, has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Incorporation, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement and under applicable state and federal securities laws.

          2.4  Governmental Consents. No consent, approval, qualification, order
               ---------------------
or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of the Series D Preferred Stock by the Company or the sale and issuance of the Warrants or the issuance of Common Stock upon conversion of the Series D Preferred Stock or exercise of the Warrants, except
(i) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and (ii) such filings as have been made prior to the Closing, except that any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

                                      3.

          2.5  Capitalization and Voting Rights. The authorized capital of the
               --------------------------------
Company consists, or will consist prior to the Closing, of:

               (i)    Preferred Stock. 2,000,000 shares of Preferred Stock, par
                      ---------------
value $0.10 (the "Preferred Stock"), of which 312,500 shares have been designated Series A Preferred Stock, 186,000 of which are issued and outstanding, 3,000 of which have been designated Series B Preferred Stock of which 2,285 are issued and outstanding, 231,788 have been designated Series C Preferred Stock of which 153,538 are issued and outstanding, 2,000 shares of Series 1 Preferred Stock of which none are issued and outstanding and 5,000 shares have been designated Series D Preferred Stock, up to all of which may be sold pursuant to this Agreement. The rights, privileges and preferences of the Series D Preferred Stock will be as stated in the Certificate of Designation.

               (ii)   Common Stock. 50,000,000 shares of common stock ("Common
                      ------------
Stock"), par value $.001, of which 15,382,891 shares are issued and outstanding.

               (iii) The outstanding shares of Series A, B and C Preferred Stock and Common Stock have been issued in accordance with the registration or qualification provisions of the Securities Act of 1933 and any relevant state securities laws or pursuant to valid exemptions therefrom.

               (iv) Except for (A) the conversion privileges of the Series A, B, C, and D Preferred Stock, (B) the rights provided in paragraph 1.04 of the Investor's Rights Agreement, (C) currently outstanding options to purchase 2,262,331 shares of Common Stock granted to employees and directors pursuant to the Company's 1997 Incentive Plan (the "Option Plan"), (D) additional Warrants and options to purchase an aggregate of 3,765,132 shares of Common Stock and (E) shares issuable upon exercise of the Warrants sold pursuant to this Agreement, there are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 737,669 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

          2.6  Subsidiaries. The Company does not own or control, directly or
               ------------
indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

          2.7  Contracts and Other Commitments. The Company does not have any
               -------------------------------
contract, agreement, lease, commitment or proposed transaction, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than $100,000, and do not extend for more than one (1) year beyond the date hereof, (ii) sales contracts entered into in the ordinary course of business, and (iii) contracts terminable at will by the Company on no more than thirty (30) days notice without cost or liability to the Company and that do not involve any

                                      4.

employment or consulting arrangement and are not material to the conduct of the Company's business. For the purpose of this paragraph, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the acquisition or disposition of the Company's technology, shall not be considered to be contracts entered into in the ordinary course of business.

          2.8  Related-Party Transactions. No employee, officer, or director of
               --------------------------
the Company or member of his or her immediate family thereof is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. To the best of the Company's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company.

          2.9  Registration Rights. Except as provided in the Registration
               -------------------
Rights Agreement, the Company is not obligated to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

          2.10 Permits. The Company has all franchises, permits, licenses, and
               -------
any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          2.11 Compliance with Other Instruments. The Company is not in
               ---------------------------------
violation or default in any material respect of any provision of its Certificate of Incorporation as amended, or Bylaws or in any material respect of any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Investor's Rights Agreement and any Ancillary Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

          2.12 Litigation. There is no action, suit, proceeding or investigation
               ----------
pending or to the knowledge of the Company currently threatened against the Company that questions the

                                      5.

validity of this Agreement, the Registration Rights Agreement, the Investor's Rights Agreement or any Ancillary Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business properties, prospects or financial condition of the Company, or in any material change in the current equity ownership of the Company. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business. The Company is not a party to, or to the best of its knowledge, named in any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding by the Company currently pending or that the Company currently intends to initiate.

          2.13 Disclosure. The Company has provided the Investor with all the
               ----------
information reasonably available to it without undue expense that the Investor has requested for deciding whether to purchase the Series D Preferred Stock and all information which the Company believes is reasonably necessary to enable the Investor to make such decision. To the best of the Company's knowledge after reasonable investigation, neither this Agreement nor any other written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          2.14 Business Plan. The Business Plan dated October 22, 1998
               -------------
previously delivered to the Investor (the "Business Plan") was prepared in good faith by the Company and does not, to the best of the Company's knowledge after reasonable investigation, contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements therein not misleading, except that with respect to projections and expressions of opinion or predictions contained in the Business Plan, the Company represents only that such projections and expressions of opinion and predictions were made in good faith and that the Company believes there is a reasonable basis therefor.

          2.15 Offering. Subject in part to the truth and accuracy of the
               --------
Investor's representations set forth in this Agreement, the offer, sale and issuance of the Series D Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.16 Title to Property and Assets; Leases. Except (a) as reflected in
               ------------------------------------
the Financial Statements (defined in paragraph 2.17), (b) for liens for current taxes not yet delinquent, (c) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (d) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or
(e) for minor defects in title, none of which, individually or in the aggregate materially interferes with the use of such property, the Company owns its property and assets free and clear of all mortgages, liens, claims and encumbrances. With respect to the property and assets it

                                      6.

leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (a)-(e) above.

          2.17 Financial Statements. The Company has delivered to the Investor
               --------------------
its audited financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of changes in financial position including notes thereto) at December 31, 1997 and for the fiscal year then ended and its unaudited financial statements (balance sheet and profit and loss statement including notes thereto) as at and for the nine month period ended September 30, 1998 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 1998 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.18 Changes. To the best of the Company's knowledge, since September
               -------
30, 1998, there has not been:

               (a) Any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse.

               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

                                      7.

               (e) any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

               (f) any material change in any compensation arrangement or agreement with any employee, officer, director, or stockholder;

               (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (h) any resignation or termination of employment of any key officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

               (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

               (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (l) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

               (m) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted); or

               (n) any agreement or commitment by the Company to do any of the things described in this Section 2.18.

          2.19 Patents and Trademarks. To the best of its knowledge (but without
               ----------------------
having conducted any special investigation or patent search) the Company owns or possesses sufficient legal rights to all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted . The Company has not received notice that any of its intellectual property conflicts with or infringes on the rights of others. The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Company. Except for agreements with its own employees or consultants, substantially in the form referenced in paragraph 2.21 below, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any

                                      8.

other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of it employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

          2.20 Employees; Employee Compensation. To the best of the knowledge of
               --------------------------------
the Company, there is no strike, or labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's employees belongs to any union or collective bargaining unit. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement or other contract or agreement relating to the relationship of any such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company or to the utilization by the employee of his best efforts with respect to such business. The Company is not party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

          2.21 Proprietary Information and Inventions Agreements. Each
               -------------------------------------------------
managerial and technical employee and officer of the Company has executed an Agreement with the Company with respect to proprietary information and inventions substantially in the form or forms that have been delivered to special counsel for the Investor.

          2.22 Tax Returns, Payments, and Elections. The Company has filed all
               ------------------------------------
tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 341(f) of Section 1362(a) of the

                                      9.

Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the business, properties, prospects or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has in all material respects withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

          2.23 Insurance. The Company has in full force and effect fire and
               ---------
casualty insurance policies sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect term life insurance, payable to the Company, on the life of Timothy J. Connolly in the amount of $1,000,000. The Company has in full force and effect products liability insurance in amounts customary for companies similarly situated.

          2.24 Environmental and Safety Laws. To the best of its knowledge, the
               -----------------------------
Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

          2.25 Minute Books. The copy of the minute books of the Company
               ------------
provided to the Investor's special counsel contain minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the time of incorporation and reflect all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

          2.26 Real Property Holding Corporation. The Company is not a real
               ---------------------------------
property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

     3.   Representations and Warranties of the Investors. The Investor hereby
          -----------------------------------------------
represents and warrants that:

          3.1  Authorization. Investor represents that it has full power and
               -------------
authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of the Investor.

                                      10.

          3.2  Purchase Entirely for Own Account. This Agreement is made with
               ---------------------------------
the Investor in reliance upon Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Series D Preferred Stock to be purchased by the Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.3  Reliance Upon Investors' Representations. The Investor
               ----------------------------------------
understands that the Series D Preferred Stock is not, and any Common Stock acquired on conversion thereof at the time of issuance may not be, registered under the 1933 Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investor's representations set forth herein. The Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring shares of the Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Investor has no such intention.

          3.4  Receipt of Information. The Investor believes it has received all
               ----------------------
the information it considers necessary or appropriate for deciding whether to purchase the Series D Preferred Stock. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series D Preferred Stock and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

          3.5  Investment Experience. The Investor represents that it is
               ---------------------
experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series D Preferred Stock. The Investor also represents it has not been organized for the sole purpose of acquiring the Series D Preferred Stock.

          3.6  Accredited Investor.
               -------------------

               (a) The term "Accredited Investor" as used herein refers to a person or entity who:

               (1)  is a director or executive officer of the Company; or

                                      11.

               (2) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in section 2(13) of the Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; employee benefit Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

               (3)  Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

               (4) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

               (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

               (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

               (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

               (8) Any entity in which all of the equity owners are accredited investors.

          As used in this Section 3.6(a), the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Section 3.6(a), "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the undersigned should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income: any amounts attributable to tax-exempt income received, losses

                                      12.

claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

               (b) The Investor as to itself severally and not jointly further represents to the Company that Investor is an Accredited Investor.

          3.7  Restricted Securities. The Investor understands that the Stock
               ---------------------
(and any Common Stock issued on conversion thereof) may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Stock (or the Common Stock issued on conversion thereof) or an available exemption from registration under the 1933 Act, the Stock (and any Common Stock issued on conversion thereof) must be held indefinitely. In particular, the Investor is aware that the Stock (and any Common Stock issued on conversion thereof) may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company.

          3.8  Legends. To the extent applicable, each certificate or other
               -------
document evidencing any of the Series D Preferred Stock or any Common Stock issued upon conversion thereof shall be endorsed with the legends set forth below, and the Investor covenants that, except to the extent such restrictions are waived by the Company, the Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

               (a)  The following legend under the Act:

          "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

          3.9  Public Sale. The Investor agrees not to make, without the prior
               -----------
written consent of the Company, any public offering or sale of the Series D Preferred Stock or the Warrants, or any Common Stock issued upon the conversion or exercise thereof, although permitted to do so pursuant to Rule 144(k) promulgated under the Securities Act, until three years after the First Closing and such restriction shall apply to any and all purchases of the Company's Warrants, Series D Preferred Stock and Common Stock.

          3.10 The Investor is not a U.S. Person and the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Stock or any use of this Agreement, including (i) the legal requirements within his or her jurisdiction for the purchase of the Stock, (ii) any foreign

                                      13.

exchange restrictions applicable to such purchase, (iii) any governmental or other consents which may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale or transfer of the Interest. The Investor's subscription and payment for, and its continued beneficial ownership of the Stock will not violate any applicable securities or other laws of its jurisdiction.

     4.   Conditions of Investor's Obligations at Closing. The obligations of
          -----------------------------------------------
the Investor under subparagraph 1.1(b) of this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions (except for Section 4.7 which shall only be true as of the First Closing except as it pertains to Jo Lernout and either Thomas Denys or Francis Vanderhooydonck), the waiver of which shall not be effective against Investor unless Investor consents in writing thereto:

          4.1  Representations and Warranties. The representations and
               ------------------------------
warranties of the Company contained in Section 2 shall be true on and as of each Closing with the same effect as though such representations and warranties had been made on and as of the date of each Closing.

          4.2  Performance. The Company shall have performed and complied with
               -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing.

          4.3  Compliance Certificate. The President of the Company shall
               ----------------------
deliver to each Investor at the Closing a certificate certifying that the conditions specified in paragraphs 4.1, 4.2, 4.4, 4.6, 4.7, 4.9 and 4.10 have been fulfilled (the certificate for the Second and Third Closings need not reference nor make the representation described in Section 4.7 except to state that Jo Lernout and either Thomas Denys or Francis Vanderhooydonck are members of the Board of Directors.

          4.4  Qualifications. All authorizations, approvals, or permits, if
               --------------
any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be duly obtained and effective as of each Closing.

          4.5  Proceedings and Documents. All corporate and other proceedings in
               -------------------------
connection with the transactions contemplated at each Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor's special counsel, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

          4.6  Bylaws. Section 2.2 of the Bylaws of the Company shall provide
               ------
that the authorized number of directors of the Company shall be not more than twelve (12), which number shall not be changed without consent of holders of a majority of the Series D Preferred Stock according the Certificate of Designation.

          4.7  Board of Directors. The board of directors of the Company shall
               ------------------
be Messrs. Timothy J. Connolly, Janet E. Carson, H. Russel Douglas, Fredrick A. Huttner, G. Edward Powell, Michael J. Wilson, William Boyar, Raymond Betz and Daniel Dornier. Within

                                      14.

10 days of the First Closing, Jo Lernout and either Francis Vanderhooydonck or Thomas Denys (upon the Investor's selection) shall be elected to the Board of Directors of the Company.

          4.8  Opinion of Company Counsel. The Investor shall have received from
               --------------------------
Boyar, Simon & Miller, P.C., counsel for the Company, an opinion, dated the date of the Closing, in form and substance satisfactory to special counsel to the Investor, to the effect that:

     a. The Company has been duly incorporated and organized and is a validly existing corporation in good standing under the laws of the State of Delaware.

     b. The Company has the requisite corporate power to own its properties and assets and to conduct its business as it is currently being conducted and, to the best of our knowledge, is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States of America in which the ownership of its property or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would materially and adversely affect the Company, its assets, financial condition or operations.

     c. Each of (i) the Purchase Agreement, (ii) that certain Registration Rights Agreement dated December 31, 1998, between the Company and certain shareholders of the Company (the "Registration Rights Agreement"), (iii) that certain Voting Agreement dated December 31, 1998, among the Company, the Investor and Voice Technologies Partners, Ltd. (the "Voting Agreement"), (iv) that certain Warrant to purchase 1,500,000 shares of common stock of the Company issued by the Company to the Investor and dated December 31, 1998, and (v) that certain Warrant to purchase 500,000 shares of common stock of the Company issued by the Company to the Investor and dated December 31, 1998 ("Warrant Two") has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except (x) as to rights to indemnity under Section 7 of the Registration Rights Agreement may be limited by applicable laws, (y) as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws from time to time in effect and affecting the rights of creditors generally, and (z) Warrant Two may not be considered delivered until funding of the Second Closing in accordance with the Purchase Agreement and Warrant Two is released from escrow, all of the foregoing being subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     d.   The Capital stock of the Company is as follows:

          (i) 2,000,000 shares of Preferred Stock, par value $0.10 per share, of which (i) 312,500 shares have been designated Series A Preferred Stock, of which 186,000 are issued and outstanding, (ii) 3,000 shares have been designated Series B Preferred Stock, of which 2,285 are issued and outstanding, (iii) 231,788 shares have been designated Series C Preferred Stock, of which 153,538 are issued and outstanding,
          (iv) 2,000 of which have been designated Series 1 Preferred Stock, of which zero are issued and outstanding, and (v) 5,000 shares have been designated Series D Preferred Stock, of which 2,000 are duly issued and delivered and are validly outstanding, fully paid and nonassessable and an additional 1,000 shares will be duly

                                      15.

          issued and delivered and will be validly outstanding, fully paid and nonassessable upon funding of the Second Closing as described in the Purchase Agreement. The respective rights, privileges and preferences of the Series D Preferred Stock are as stated in that certain Certificate of Designation, Preferences, Rights and Limitations of Series D Preferred Stock of Applied Voice Recognition, Inc. (the "Certificate of Designation"). The Common Stock issuable upon the conversion of the Series D Preferred Stock purchased under the Purchase Agreement (based upon the initial conversion price, as described in the Company's Certificate of Designation) has been duly and validly reserved for issuance and, when issued in accordance with the Company's Certificate of Designation, will be validly issued, fully paid and nonassessable.

          (ii) 50,000,000 shares of Common Stock have been duly authorized, of which we have no knowledge that more than 15,382,891 shares are issued and outstanding. In addition, we have no knowledge that options to purchase more than 2,262,331 shares of Common Stock under the Option Plan or options and warrants to purchase more than an aggregate of 3,765,132 additional shares of Common Stock outside of the Option Plan are currently outstanding.

     f. The certificates representing the Shares are in due and proper form and have been validly executed.

     g. The execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement by the Company on or prior to the Closing and the issuance of the Shares pursuant to the Purchase Agreement do not violate any provision of the Company's Certificate of Incorporation or Bylaws, and do not constitute a material default under the provisions of any material agreement known to us to which the Company is a party or by which it is bound, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of any of which would materially and adversely affect the Company, its assets, financial condition or operations.

     h. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Purchase Agreement or the Registration Rights Agreement or might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company.

     i. All consents, approvals, authorizations, or orders of, and filings, registration and qualifications with, any regulatory authority or governmental body in the State of Texas, the State of Delaware or the federal government of the United States of America required for the consummation by the Company of the transactions contemplated by the Purchase Agreement, have been made or obtained, except for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

                                      16.

     j. Subject to the truth and accuracy of the Investor's information, representations and warranties set forth in the Purchase Agreement, the offer and sale of the Shares is, and the issuance of the Common Stock upon conversion of the Shares would be, exempt from the registration requirements of the Securities Act of 1933, as amended to date.

          4.9  Registration Rights Agreement. The Company and the Investor shall
               -----------------------------
have entered into the Registration Rights Agreement in the form attached as Exhibit E.

          4.10 Co-Sale Agreements. Voice Technologies Partners, Ltd., a Texas
               ------------------
limited partnership, shall have entered into a Co-Sale and Tag-Along Rights Agreement in the form attached hereto as Exhibit F.

     5.   Conditions of the Company's Obligations at Closing. The obligations of
          --------------------------------------------------
the Company to the Investor under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions by the Investor:

          5.1  Representations and Warranties. The representations and
               ------------------------------
warranties of the Investor contained in Section 3 shall be true on and as of each Closing with the same effect as though such representations and warranties had been made on and as of each Closing.

          5.2  Qualifications. All authorizations, approvals, or permits, if
               --------------
any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be duly obtained and effective as of each Closing.

     6.   Covenants. The following Covenant shall be an obligation of the
          ---------
Company from the date hereof until such date as when there are no shares of Series D Preferred Stock outstanding.

          6.1  Common Stock. The Company shall take all necessary corporate
               ------------
action to maintain, or increase when and if necessary, a sufficient number of shares of authorized and unissued shares of Common Stock to allow the conversion of all outstanding Series D Preferred Stock at the then current Conversion Price.

          6.2  Nasdaq and AMEX. The Company shall use its best efforts and
               ---------------
continue to use its best efforts to (i) meet the listing requirements of either Nasdaq National Market or the AMEX stock exchange within a reasonable period of time following the First Closing., (ii) get its stock listed on either Nasdaq National Market or the AMEX stock exchange within a reasonable period of time following the First Closing, and (iii) maintain its stock on either Nasdaq National Market or the AMEX stock exchange.

     7.   Miscellaneous.
          -------------

          7.1  Entire Agreement. This Agreement and the documents referred to
               ----------------
herein constitute the entire agreement among the parties and no party shall be liable or bound to any

                                      17.

other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          7.2  Survival of Warranties. The warranties, representations and
               ----------------------
covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closings.

          7.3  Successors and Assigns. Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Series D Preferred Stock and the Warrants sold hereunder or any Common Stock issued upon conversion or exercise thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.4  Governing Law. This Agreement shall be governed by and construed
               -------------
under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

          7.5  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.6  Titles and Subtitles. The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.7  Notices. Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by facsimile, hand or professional courier service or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          7.8  Finder's Fees. Each party represents that it neither is nor will
               -------------
be obligated for any finders' fee or commission in connection with this transaction.

          The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

          The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and

                                      18.

expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          7.9  Expenses. Irrespective of whether any Closing is effected, except
               --------
as set forth in the following sentence, each of the Company and shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the First Closing is effected, the Company shall, at the First Closing, reimburse the reasonable fees and expenses of special counsel for the Investor not to exceed $15,000 which shall be withdrawn from the purchase price at the First Closing.

          7.10 Attorneys Fees. If any action at law or in equity is necessary to
               --------------
enforce or interpret the terms of this Agreement, the Registration Rights Agreement, the Investor's Rights Agreement or the Certificate of Incorporation, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.11 Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of more than 66-2/3% of the Common Stock (that has not been sold to the public) issued or issuable upon conversion of the Series D Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

          7.12 Severability. If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.13 Arbitration. All disputes, claims, and/or requests for specific
               -----------
contractual performance, or other equitable relief, or damages or any other matters in question between the parties arising out of this Agreement shall be submitted for arbitration, provided that the parties have first made a good faith effort to resolve such matters together. Demand shall be made to the American Arbitration Association ("AAA") and shall be conducted in New York, New York by a panel of three (3) arbitrators. The Investors (as a group if more than one) and the Company shall each choose one (1) panel member from a panel of person having experience with and knowledge of the purchase and sale of securities. The third member shall be an independent party, chosen by the first two members. At least one member of the panel must have a legal background. Arbitration shall be in accordance with the commercial rules of the AAA. The Award of the Arbitrators shall be final and judgement may be entered upon it in any court having jurisdiction thereof, and the prevailing party shall be entitled to costs and reasonable attorneys' fees arising out of Arbitration

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                      19.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     APPLIED VOICE RECOGNITION, INC.



                                     By:     /s/ Timothy J. Connolly
                                             ----------------------------------
                                             Timothy J. Connolly, Chief
                                              Executive Officer


                                          4015 Post Oak Place
                                          Suite 111
                                          Houston, TX  77027



                                     INVESTOR:

                                     L&H INVESTMENT COMPANY N.V.



                                     By:     /s/ Thomas Denys
                                             ----------------------------------
                                             C.V.B.A. Thomas Denys, Director





                                     and By: /s/ Francis Vanderhooydonck
                                             ----------------------------------
                                             C.V.B.A. Francis Vanderhooydonck,
                                             Director

                                     Address:
                                     Sint-Krispijnstraat 7
                                     8900 Ieper
                                     Belgium
                                     fax: 011-32-57-22-95-45


                    [SIGNATURE PAGES TO SERIES D PREFERRED
                     STOCK AND WARRANT PURCHASE AGREEMENT]

SCHEDULE A

CLOSING SCHEDULE
----------------


                                        PURCHASE              NUMBER OF
           CLOSING                       PRICE                 SHARES
          ------------------------------------------------------------------
           First Closing               $2,000,000           2,000 shares
           Second Closing              $1,000,000           1,000 shares
           Third Closing               $2,000,000           2,000 shares

SCHEDULE B

MILESTONES REQUIRED FOR
THIRD CLOSING
-------------

1) AVRI shall be able to demonstrate to the reasonable satisfaction of L&H the following functionality of Voice Commander 99:

     a)   Clients can dictate into Olympus hand-held device;

     b)   Olympus card can plug into PC or PC Reader;

     c)   Dictation recognized by IBM engine, compressed and encrypted;

     d) Dictation can be sent over Internet to transcription workstation, unencrypted and transcribed and transcribed document then encrypted and sent over Internet to client for signature.

2) AVRI will complete Beta tests for Voice Commander 99 in five customer accounts. Representatives of each of such five accounts will be made reasonably available to discuss the results of the Beta test with L&H.

3) Acquisition objectives: For each acquisition completed by AVRI, the following objectives shall be met:
     a) Acquisitions shall be purchased at a valuation of less than 6 times EBITDA; and

     b) All acquisitions shall be accretive to earnings based upon restated and adjusted run-rate calculations ("run-rate" meaning that an acquisition completed at any time during the month will be treated as if it was completed on the first day of the month).

4)   Monthly Revenue objectives:

     a) Transcription revenues exceed $250,000 for the month on a run rate basis as of 2/28/99 (Note: These revenues include $80,000 per month for acquisitions, which are identified but not under contract as of December 10, 1998;

     b) Voice Commander Professional edition revenues average $75,000 per month for January and February, 1999;

     c) If transcription revenues do not exceed $250,000 per month or Voice Commander Professional edition revenues do not average $75,000 per month as stated above, the monthly revenue objectives shall still be deemed met if aggregate run-rate revenues equal or exceed $325,000 for February, 1999.

     d)   Monthly Corporate overhead expense objectives:

     e) Corporate overhead expenses (as stated on an accrual basis) are less than $425,000 per month for both January and February 1999. These expenses exclude the following: financing costs, options and warrant valuations, professional fees related to acquisitions, capital formation and the dispute between AVRI and the Dominion/Sovereign funds, and depreciation and amortization.

     f) AVRI shall document the capability of Voice Commander 99 to save labor cost in transcribing data as compared to the that incurred in transcribing the same data using traditional transcription methods. In addition, AVRI shall document the capability of the use of offshore transcription operations to save labor cost over the same operations in the United States.

5) AVRI shall have begun selling Voice Commander 99 to its target market, including internet workflow and hand-held devices prior to February 28, 1999.

                                  SCHEDULE C


                            SCHEDULE OF EXCEPTIONS
                                      TO
                        APPLIED VOICE RECOGNITION, INC.
                           SERIES D PREFERRED STOCK
                                      AND
                          WARRANT PURCHASE AGREEMENT


     1.   SECTION 2.1 - None.
          -----------

     2.   SECTION 2.2 - None.
          -----------

     3.   SECTION 2.3 - None.
          -----------

     4.   SECTION 2.4 - None.
          -----------

     5.   SECTION 2.5
          -----------

          (a) The Company has issued warrants and/or options outside of the 1997 Incentive Plan to the individuals or entities set forth on EXHIBIT "A"
                                                                     -----------
     attached hereto and incorporated herein, to purchase the number of shares of common stock of the Company as set forth opposite their respective names.

          (b) The Company has issued options under the 1997 Incentive Plan to the individuals set forth on EXHIBIT "B" attached hereto and incorporated
                                  -----------
     herein by this reference, to purchase the number of shares of common stock of the Company as set forth opposite their respective names.

          (c) The holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock each have rights to convert their shares of preferred stock into shares of common stock.

          (d) It is anticipated that Voice Technologies Partners, Ltd. will enter into a Voting Agreement with the Corporation and the Investor in connection with the L&H transaction. Pursuant to agreement, all shares of Voice Technologies Partners, Ltd. are voted by Timothy J. Connolly.

          (e) Pursuant to the Placement Agreement dated July 23, 1997 between Equity Services, Ltd. and the Company, the Company has agreed to use its best efforts to have one member of the Board of Directors be chosen by Equity Services, Ltd.

     6.   SECTION 2.6 - The Company owns all of the issued stock of its
          -----------
subsidiary, AVRI Health Care Information Services, Inc., a Delaware corporation, and 897 shares out of 900 shares of common stock outstanding of Outsource Transcription Philippines, Inc., a Philippines corporation.

     7.   SECTION 2.7 - The Company has executed the following agreements with
          -----------
each of the following:

          (a) Employment Agreement dated May 1, 1997, executed by and between the Company and William T. Kennedy;

          (b) Employment Agreement dated August 31, 1998, executed by and between the Company and Milton A. Spiegelhauer;

          (c) Employment Agreement dated August 1, 1998, executed by and between the Company and Robin P. Ritchie;

          (d) Employment Agreement dated July 1, 1997, executed by and between the Company and Timothy J. Connolly;

          (e) Employment Agreement dated April 1, 1997, executed by and between the Company and H. Russel Douglas;

          (f) Employment Agreement dated June 1, 1997, executed by and between the Company and Robert J. Lopez (terminated);

          (g) Employment Agreement dated April 1, 1997, executed by and between the Company and Charles W. Skamser (terminated);

          (h) Consulting Agreement dated November 1, 1997, executed by the Company and Michael J. Wilson, as amended by Amendment to Consulting Agreement dated April 23, 1998;

          (i) Consulting Agreement dated November 1, 1997, executed by and between the Company and Milbery Consulting Group, L.L.C., as amended by that certain Amendment to Consulting Agreement dated April 23, 1998;

          (j) Consulting Agreement dated November 15, 1997, executed by and between the Company and Frank Martin;

          (k) Consulting and Stockholder Agreement dated effective January 15, 1997, executed by and between the Company and Frederick Huttner (expired);

          (l) Consulting Agreement dated effective January 15, 1998, executed by and between the Company and Huttner & Company (expired);

          (m) Consulting Agreement dated February 14, 1997, executed by and between the Company and Steven Reid (expired);

          (n) Office Lease dated May 4, 1996, executed by and between the Company and T. Rowe Price Renaissance Fund, Ltd.;

          (o) Office Lease dated May 6, 1997, executed by and between Transcription Resources and Pengo Realty, assigned to the Company by Assignment of Interest in Lease dated March 18, 1998;

          (p) Licensing Agreement dated September 16, 1996, executed by and between the Company and Hakeem, Inc. (expired);

          (q) Extended Hardware Support Agreement dated March 20, 1998, executed by and between the Company and National Warranty Corporation;

          (r) Support Agreement dated December 5, 1997, executed by and between the Company and National Warranty Corporation;

          (s) Investment Banking Agreement dated June 22, 1998, executed by and Between the Company and Fortress Financial Group, Ltd.

          (t) Letter Agreement regarding financial advising services dated July 22, 1998, executed by and between the Company and Sands Brothers & Co., Ltd.;

          (u) License Agreement dated June 30, 1998, by and between the Company and Noise Cancellation Technologies, Inc.; and

          (v) Letter Agreement regarding investment relations dated June 15, 1998, executed by and between the Company and KCSA Worldwide.

     8.   SECTION 2.8
          -----------

          (a) Pursuant to the December, 1998 bridge loan financing of the Company, the Company is indebted to each of the following employees in the amounts set forth opposite their respective names (including in some cases, salary deferral):

          Timothy J. Connolly                         $39,584;
                                                       ------
          Milton J. Spiegelhauer                      $25,000;
                                                       ------
          Jan Carson Connolly                         $60,416;
                                                       ------
          Robin P. Ritchie                            $25,000; and
                                                       ------

          William T. Kennedy                          $75,000.
                                                       ------

          (b) With respect to agreements with employees of the Company, in addition to the employment and consulting agreements of Section 2.7, which is incorporated herein reference, the Company executed that certain Termination Agreement dated April 30, 1998, with Janet E. Carson.

          (c) Timothy J. Connolly, Janet E. Carson and Russ Douglas are partners in Voice Technologies Partners, Ltd., a limited partnership that owns in excess of 5.9 million shares of common Stock of the Company and is an affiliate of the Company.

          (d) The Company is indebted for legal fees and expenses to the law firm of Boyar, Simon & Miller, P.C. ($63,191 as of November 30, 1998). J. William Boyar is a director of the Company and a member of the firm of Boyar, Simon & Miller, P.C.

     9.   SECTION 2.9 - The Company is a party to the following Registration
          -----------
Rights Agreements:

          (a) Registration Rights Agreement dated July 31, 1997, by and between the Company and Equity Services, Ltd. ("ESL"), relating to registration rights for 33,750 shares of common stock of the Company held by ESL;

          (b) Registration Rights Agreement dated August 12, 1997, by and between the Company and ESL, relating to registration rights for 50,625 shares of common stock of the Company held by ESL and an additional 168,750 shares of common stock of the Company granted pursuant to an Option Certificate dated of even date therewith granted to ESL;

          (c) Registration Rights Agreement dated July 31, 1997, as amended and restated by Amended and Restated Registration Rights Agreement dated January 8, 1998, by and between the Company and Entrepreneurial Investors, Ltd. ("EIL"), relating to registration rights for shares of common stock of the Company issuable upon conversion of 125,000 shares of Series A preferred stock of the Company held by EIL;

          (d) Registration Rights Agreement dated August 12, 1997, by and between the Company and EIL, relating to registration rights for shares of common stock of the Company issuable upon conversion of 187,500 shares of Series A preferred stock of the Company held by EIL;

          (e) Registration Rights Agreement dated December 31, 1997, by and between the Company and Voice It Worldwide, Inc. ("Voice It"), relating to registration rights for 471,698 shares of common stock of the Company held by Voice It;

          (f) Registration Rights Agreement dated July 30, 1998, by and between the Company and E SL, relating to registration rights for shares of common stock of the Company issuable upon conversion of 11,038 shares of Series C preferred stock of the Company held by ESL and an additional 220,750 shares of common stock of the Company granted pursuant to an Option Certificate dated of even date therewith;

          (g) Registration Rights Agreement dated July 30, 1998, by and between the Company and Rainer Bischoff ("Bischoff"), relating to registration rights for shares of common stock of the Company issuable upon conversion of 7,500 shares of Series C preferred stock of the Company held by Bischoff;

          (h) Registration Rights Agreement dated July 30, 1998, by and between the Company and Ralf Nickeleit-Bonnier ("Bonnier"), relating to registration rights for shares of common stock of the Company issuable upon conversion of 6,250 shares of Series C preferred stock of the Company held by Bonnier;

          (i) Registration Rights Agreement dated July 30, 1998, by and between the Company and Cornelius Dornier ("C. Dornier"), relating to registration rights for shares of common stock of the Company issuable upon conversion of 22,500 shares of Series C preferred stock of the Company held by C. Dornier;

          (j) Registration Rights Agreement dated July 30, 1998, by and between the Company and Daniel Dornier ("D. Dornier"), relating to registration rights for shares of common stock of the Company issuable upon conversion of 30,000 shares of Series C preferred stock of the Company held by D. Dornier;

          (k) Registration Rights Agreement dated July 30, 1998, by and between the Company and Gabrielle Dornier ("G. Dornier"), relating to registration rights for shares of common stock of the Company issuable upon conversion of 22,500 shares of Series C preferred stock of the Company held by G. Dornier;

          (l) Registration Rights Agreement dated July 30, 1998, by and between the Company and Matthia Dornier ("M. Dornier"), relating to registration rights for shares of common stock of the Company issuable upon conversion of 15,000 shares of Series C preferred stock of the Company held by M. Dornier;

          (m) Registration Rights Agreement dated July 30, 1998, by and between the Company and Silvius Dornier ("S. Dornier"), relating to registration rights for shares of common stock of the Company issuable upon conversion of 30,000 shares of Series C preferred stock of the Company held by S. Dornier;

          (n) Registration Rights Agreement dated July 30, 1998, by and between the Company and Herman Ebel ("Ebel"), relating to registration rights for shares of common stock of the Company issuable upon conversion of 19,500 shares of Series C preferred stock of the Company held by Ebel;

          (o) Registration Rights Agreement dated July 30, 1998, by and between the Company and Thomas Heinzel (T. Heinzel"), relating to registration rights for shares of common stock of the Company issuable upon conversion of 7,500 shares of Series C preferred stock of the Company held by T. Heinzel;

          (p) Registration Rights Agreement dated July 30, 1998, by and between the Company and Ursula Heinzel ("U. Heinzel"), relating to registration rights for shares of common stock of the Company issuable upon conversion of 7,500 shares of Series C preferred stock of the Company held by U. Heinzel;

          (q) Registration Rights Agreement dated July 30, 1998, by and between the Company and Michael Jahr ("Jahr"), relating to registration rights for shares of common stock of the Company issuable upon conversion of 30,000 shares of Series C preferred stock of the Company held by Jahr;

          (r) Registration Rights Agreement dated July 30, 1998, by and between the Company and Stephen L. Pampush ("Pampush"), relating to registration rights for shares of common stock of the Company issuable upon conversion of 1,500 shares of Series C preferred stock of the Company held by Pampush;

          (s) Registration Rights Agreement dated July 30, 1998, by and between the Company and Dr. Heinz Schmitz ("Schmitz"), relating to registration rights for shares of common stock of the Company issuable upon conversion of 12,000 shares of Series C preferred stock of the Company held by Schmitz;

          (t) Registration Rights Agreement dated July 30, 1998, by and between the Company and Peter Widenmann ("Widenmann"), relating to registration rights for shares of common stock of the Company issuable upon conversion of 1,500 shares of Series C preferred stock of the Company held by Widenmann;

          (u) Registration Rights Agreement dated July 30, 1998, by and between the Company and Ulfert Zollner ("Zollner"), relating to registration rights for shares of common stock of the Company issuable upon conversion of 9,500 shares of Series C preferred stock of the Company held by Zollner;

          (v) Registration Rights Agreement dated July 30, 1998, by and between the Company and Sovereign Partners, Ltd. ("Sovereign"), relating to registration rights for shares of common stock of the Company issuable upon conversion of 3,000 shares of Series B preferred stock of the Company held by Sovereign; and

          (w) Registration Rights Agreement dated July 30, 1998, by and between the Company and Dominion Capital Fund, Ltd. ("Dominion"), relating to registration rights for shares of common stock of the Company issuable upon conversion of 3,000 shares of Series B preferred stock of the Company held by Dominion.

     10.  SECTION 2.10 - None.
          ------------

     11.  SECTION 2.11 - The Company has received a letter from counsel for
          ------------
Equity Services Ltd. claiming that the Company is in default under various covenants requiring the delivery of information contained in the Placement Agreement dated July 23, 1997.

     12.  SECTION 2.12
          ------------

          (a) Cause No. 9843946, Nevada Gold & Casinos, Inc. v. the Company, in the 164th Judicial District Court of Harris County, Texas.

          (b). The Company is also in the process of arbitrating a dispute with Voice It Worldwide, Inc., a Delaware corporation. The dispute alleges breach of contract and fraud by Voice It under a software sales and licensing agreement.

          (c) The Company intends to seek mediation of a dispute with the purchasers of the Company's Series B Preferred Stock arising out of such purchasers' apparent short selling of the Company's common stock in violation of agreements between such purchaser and the Company.

          (d) The Company has received a letter from counsel for Equity Services Ltd. claiming that the Company is in default under various covenants requiring the delivery of information contained in the Placement Agreement dated July 23, 1997.

     13.  SECTION 2.13 - None.
          ------------

     14.  SECTION 2.14 - None.
          ------------

     15.  SECTION 2.15 - None.
          ------------

     16.  SECTION 2.16
          ------------

     (a) The Company has entered into a sale/leaseback transaction with Commercial Money Center, Inc. ("Lessor") pursuant to which the Company has sold certain fixed assets to Lessor and leased back such assets. As of December 22, 1998, such transaction had not been funded by Lessor.

     (b) The Company executed a capital lease with Intertel, Inc. on February 15, 1997 for the lease/purchase of telephone equipment.

     (c) Equipment Leases each dated May 13, 1998, executed by Cornell Transcription, Inc., as lessee, and Sterling National Bank, as lessor, as each assigned to the Company under those certain Assignments of Lease/Security Agreement and Assumption of Obligations each dated effective as of December 1, 1998.

     17.  SECTION 2.17
          ------------

     (a) The Company has entered into a sale/leaseback transaction with Commercial Money Center, Inc. ("Lessor") pursuant to which the Company has sold certain fixed assets to Lessor and leased back such assets. As of December 22, 1998, such transaction had not been funded by Lessor.

     (b) Equipment Leases each dated May 13, 1998, executed by Cornell Transcription, Inc., as lessee, and Sterling National Bank, as lessor, each assigned to the Company under those certain Assignments of Lease/Security Agreement and Assumption of Obligations each dated effective as of December 1, 1998.

     18.  SECTION 2.18
          ------------

     (a) The Company has entered into a sale/leaseback transaction with Commercial Money Center, Inc. ("Lessor") pursuant to which the Company has sold certain fixed assets to Lessor and leased back such assets. As of December 22, 1998, such transaction had not been funded by Lessor.

     (b) During December, 1998, the Company received bridge loans aggregating $355,417 from certain of its officers and directors, as well as outside investors. In connection therewith, each lender received warrants to purchase a number of shares of common stock of the Company (at an exercise price equal to the closing bid price of the Company's common stock on the date of funding) equal to the number of dollars loaned.

     (c) Effective October 1998, the Company received notice that Voice It Technologies, Inc. had filed bankruptcy under Chapter 11 of the Federal Bankruptcy laws. Voice It was obligated to purchaser for payment for software products sold and delivered to Voice It by the Company in December, 1997.

     (d) The Company has paid dividends as required to the holders of its Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

     (e) Equipment Leases each dated May 13, 1998, executed by Cornell Transcription, Inc., as lessee, and Sterling National Bank, as lessor, each assigned to the Company under those certain Assignments of Lease/Security Agreement and Assumption of Obligations each dated effective as of December 1, 1998.

     19.  SECTION 2.19 - The Company owns, or has applied for, as indicated, the
          ------------
following patents and trademarks:

         Mark                               File No.            Serial No.          Status
         ----                               --------            ----------          ------
  Applied Voice Recognition                 12557                75/112,287         Published 9/22/98
  VoiceCOMMANDER                            12621                 2,168,908         Registered
  SpeechCOMMANDER                           12815                75/271,908         Abandoned
  LawCOMMANDER                              12816                 2,194,983         Registered
  TeleCOMMANDER                             12817                75/271,909         Refusal Withdrawn
  ConsoleCOMMANDER                          12818                75/271,910         Abandoned
  CadCOMMANDER                              12819                75/271.911         Allowed
  InflightCOMMANDER                         12820                75/271,988         Published 9/22/98
  VoiceCOMMANDER
     Locator                                12821                75/271,989         Allowed
  Mike Rofone (word mark)                   12828                 2,201,084         Registered
  Designs of Mike Rofone
     Character                              12829                 2,161,767         Registered
  Giving People Power Over
     Technology                             12905                75/310,333         Allowed
  It's About Time                           12968                75/363,236         Pending
  Voice Experts                             13002                75/362,975         Pending
  StarCOMMANDER                             13003                75/363,233         Pending
  VoiceCOMMANDER
     (CTM)                                  13154
  PalmCOMMANDER                             13199                75/478,828         Pending
  SOS-The VoiceCOMMANDER
    Speech Operating System                 13341                                   Pending
  SOS                                       13342                                   Pending
  Airborne Order System                     12409                08/813,538         Pending
  Locator System in a Store                 12410                                   Abandoned
  Voice Actuated Gaming
     System                                 12459                08/630,773         To be abandoned
  Voice Interface for
Common Subroutines                          12469                 5,812,977         Issued
 Apparatus for Editing                      12852                08/859,127         Issue fee paid
 Healthcare Information
  System                                    13313                                   Awaiting Disclosure

     20.  SECTION 2.20 - See agreements set forth in Sections 2.7 and 2.8 above,
          ------------
incorporated herein by this reference.

     21.  SECTION 2.21 - None.
          ------------

     22.  SECTION 2.22 - None.
          ------------

     23.  SECTION 2.23 - None.
          ------------

     24.  SECTION 2.24 - None.
          ------------

     25.  SECTION 2.25 - None.
          ------------

     26.  SECTION 2.26 - None.
          ------------